UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

(Date of earliest event reported): April 11, 2007

ARCHON CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

4336 Losee Road, Suite 5

North Las Vegas, Nevada 89030

(Address of principal executive office and zip code)

(775) 732-9120

(Registrant’s telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 20, 2007 Archon Corporation (the “Company”) filed a Form 8-K announcing the resignation of its former accountants, Ernst & Young LLP (“Ernst & Young”). On April 4, 2007, the Company amended the previous Form 8-K filing, as required by Item 304(a)(3) of Regulation S-K, to include a letter from Ernst & Young, dated March 27, 2007, stating that Ernst & Young agreed with the first two paragraphs of the Company’s March 20, 2007 Form 8-K filing (and expressing no comment on the final paragraph referring to the search for new accountants).

Attached to this Form 8-K/A (Amendment No. 2) is a further exhibit in the form of an additional letter from Ernst & Young confirming that, pursuant to Item 304(a)(1) and 304(a)(3) of Regulation S-K, that Ernst & Young agrees with the following representations: (a) Ernst & Young resigned on March 14, 2007; (b) no report of Ernst & Young, on behalf of the Company, and during the prior two years, contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles; (c) the decision to resign, as it preceded the Company’s involvement, did not involve the Audit Committee of the Company; provided, however, the Audit Committee of the Company has since recommended a new principal accountant as stated in that Form 8-K previously filed and dated April 2, 2007; (d) during the prior two most recent fiscal years (and any subsequent interim period preceding its resignation), there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to refer to the disagreement(s) in connection with any report it may have been required to issue; and, (e) that Ernst & Young are aware of no reportable events regarding the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following Exhibit is furnished herewith:

Exhibit Number	Description
99.1	Letter From Ernst & Young Dated April 11, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCHON CORPORATION

By:	/s/ Paul W. Lowden
Name:	Paul W. Lowden
Title:	Chairman of the Board, President and CEO

Dated: April 11, 2007